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                                                                 Exhibit 99.2

                                 REVOCABLE PROXY
                     SOUTH FLORIDA BANK HOLDING CORPORATION
                               FT. MYERS, FLORIDA
                         SPECIAL MEETING OF SHAREHOLDERS
                                ON THE MERGER OF
                      FIFTH THIRD BANCORP AND SOUTH FLORIDA

                                  May 12, 1999

     The undersigned hereby appoints R. E. Hendry and William P. Valenti, with full powers of substitution, to act as proxies for the undersigned, to vote all common shares of South Florida Bank Holding Corporation which the undersigned is entitled to vote at the special meeting of shareholders, to be held at 1500 Colonial Boulevard in Ft. Myers, Florida on May 12, 1999 at 4:00 p.m., and at any and all adjournments thereof, as follows:

1.       Proposal to Approve Affiliation Agreement
         FOR              AGAINST     ABSTAIN

         Proposal to approve the affiliation agreement dated as of October 22, 1998 between Fifth Third
         Bancorp and South Florida. Pursuant to the affiliation agreement, South Florida will merge into Fifth Third. At the time the merger becomes effective, each share of common stock of South
         Florida will be converted by virtue of the merger into the right to receive .34800 of a share of common stock of Fifth Third.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

         Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of South Florida at the special meeting


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of the shareholder's decision to terminate this proxy, then the powers of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from South Florida prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/ Prospectus dated April 2, 1999.

                                 PLEASE COMPLETE, DATE, SIGN
                                 AND MAIL THIS PROXY PROMPTLY IN
                                 THE ACCOMPANYING POSTAGE PREPAID
                                 ENVELOPE.

                                 Dated: _______________________, 1999

                                 Number of Shares: __________________


                                 PRINT NAME OF SHAREHOLDER


                                 SIGNATURE OF SHAREHOLDER


                                 PRINT NAME OF SHAREHOLDER


                                 SIGNATURE OF SHAREHOLDER

                                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                 THE ENVELOPE IN WHICH THIS CARD WAS ENTITLED. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.